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                     TONKON, TORP, GALEN, MARMADUKE & BOOTH
                                ATTORNEYS AT LAW

                               1600 PIONEER TOWER
                              888 S.W. FIFTH AVENUE
                           PORTLAND, OREGON 97204-2099
                                 (503) 221-1440
                               FAX (503) 274-8779


                                 July 25, 1997


To the Board of Directors
of Centennial Bancorp



Ladies and Gentlemen:

                  We have acted as counsel for Centennial Bancorp (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-8 under the Securities Act of 1933, covering a proposed 254,100 shares of the Company's Common Stock, $2.00 par value (the "Shares"). We have reviewed the corporate action of the Company in connection with this matter and have examined and relied upon such documents, corporate records and other evidence as we have deemed necessary for the purpose of this opinion.

                  Based on the foregoing, it is our opinion that the Shares have been duly authorized and, when issued and sold pursuant to the Restated 1995 Stock Incentive Plan and the applicable Stock Option Agreements, the Shares will be legally issued, fully paid and nonassessable. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                         Very truly yours,


                                         /s/ TONKON, TORP, GALEN,
                                             MARMADUKE & BOOTH